AMENDMENT NO. 25 TO
GLOBAL CUSTODIAL AND AGENCY SERVICES AGREEMENT

This AMENDMENT No. 25 (“Amendment”) is made as of April 21, 2026, by and between ETF Opportunities Trust (“Client”) and Citibank, N.A. (“Custodian”, together with the Client, the “Parties”), to that certain Global Custodial and Agency Services Agreement dated May 14, 2020, between the Client and Service Provider (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, the Custodian performs certain custodial services for the Client; and

WHEREAS, the Parties agree to amend Appendix A of the Agreement to rename and add the Funds listed in Amendment A

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Custodian hereby agree as follows:

1.Amendment to Appendix A of the Agreement – List of Funds.

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached to the end of this Amendment.

2.Representations and Warranties.

a.The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.The Custodian represents that it has full power and authority to enter into and perform this Amendment.

3.Miscellaneous.

a.This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both Parties hereto.

c.Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

ETF OPPORTUNITIES TRUST
By:	/s/ David A. Bogaert
Name:	David A. Bogaert
Title:	President
Date:	April 21, 2026

CITIBANK, N.A.
By:	/s/ Christopher Ravn
Name:	Christopher Ravn
Title:	CBNA VP
Date:	April 21, 2026

Amendment A

To the Global Custodial and Agency Services Agreement

List of Funds to Remove for ETF Opportunities Trust

Laffer/Tengler Equity Income Fund
Tuttle Capital RSP Option Income Strategy ETF
Tuttle Capital KRE Option Income Strategy ETF
Tuttle Capital IYR Option Income Strategy ETF
Tuttle Capital XLU Option Income Strategy ETF
Tuttle Capital XLE Option Income Strategy ETF
Tuttle Capital XHB Option Income Strategy ETF
Tuttle Capital EEM Option Income Strategy ETF
Tuttle Capital EFA Option Income Strategy ETF
Tuttle Capital XLF Option Income Strategy ETF
Tuttle Capital VTV Option Income Strategy ETF
Tuttle Capital IJH Option Income Strategy ETF
Tuttle Capital XLV Option Income Strategy ETF
Tuttle Capital SMH Option Income Strategy ETF
Tuttle Capital XBI Option Income Strategy ETF
Tuttle Capital XLY Option Income Strategy ETF

    List of Funds to Add for ETF Opportunities Trust

Tuttle Capital Heavy Asset Low Obsolescence ETF
Tuttle Capital Pure Play Photonics ETF
Tuttle Capital Photonics Income Blast ETF
Porter & Company Permanent Portfolio Index ETF
T-Strive Digital Credit ETF

    List of Funds with Name Change

T-REX 2X Long XYZ Daily Target ETF (f/k/a T-REX 2X Long SQ Daily Target ETF)
T-REX 2X Inverse XYZ Daily Target ETF (f/k/a T-REX 2X Inverse SQ Daily Target ETF)

Appendix A

To the Global Custodial and Agency Services Agreement

List of Funds for ETF Opportunities Trust

Fund Name	Authorized Participant Fee Per Create/Redeem (USD)
American Conservative Values ETF	1500
American Conservative Values Small-Cap ETF	250
Formidable ETF	250
Formidable Dividend and Income ETF	250
Formidable Fortress ETF	250
Applied Finance Valuation Large Cap ETF	750
Kingsbarn Tactical Bond ETF	250
The WealthTrust DBS Long Term Growth ETF	250
Kingsbarn Dividend Opportunity ETF	250
Cultivar ETF	300
Tuttle Capital 2X DBMF ETF	250
T-Rex 2X Long Tesla Daily Target ETF	250
T-Rex 2X Inverse Tesla Daily Target ETF	250
T-Rex 2X Long NVIDIA Daily Target ETF	250
T-Rex 2X Inverse NVIDIA Daily Target ETF	250
REX FANG & Innovation Equity Premium Income ETF	250
REX AI Equity Premium Income ETF	250
Tuttle Capital Daily 2X Inverse Regional Banks ETF	250
Tuttle Capital Daily 2X Long AI ETF	250
Tuttle Capital Daily 2X Inverse AI ETF	250
Brendan Wood TopGun ETF	250
IDX Dynamic Innovation ETF	250
IDX Dynamic Fixed Income ETF	250
T-Rex 2X Long Apple Daily Target ETF	250
T-Rex 2X Inverse Apple Daily Target ETF	250
T-Rex 2X Long Alphabet Daily Target ETF	250
T-Rex 2X Inverse Alphabet Daily Target ETF	250
T-Rex 2X Long Microsoft Daily Target ETF	250
T-Rex 2X Inverse Microsoft Daily Target ETF	250
SMI 3Fourteen Full-Cycle Trend ETF	250
Tuttle Capital Congressional Trading ETF	250
T-Rex 2x Long MARA Daily Target ETF	250
T-Rex 2x Inverse MARA Daily Target ETF	250
T-Rex 2x Inverse PLTR Daily Target ETF	250
T-Rex 2x Long SHOP Daily Target ETF	250
T-Rex 2x Inverse SHOP Daily Target ETF	250
T-Rex 2x Inverse AMD Daily Target ETF	250

T-Rex 2x Long NFLX Daily Target ETF	250
T-Rex 2x Inverse NFLX Daily Target ETF	250
T-Rex 2x Inverse BA Daily Target ETF	250
T-Rex 2x Inverse SNOW Daily Target ETF	250
T-Rex 2x Long AVGO Daily Target ETF	250
T-Rex 2x Inverse AVGO Daily Target ETF	250
T-Rex 2x Long PANW Daily Target ETF	250
T-Rex 2x Inverse PANW Daily Target ETF	250
T-Rex 2x Inverse COIN Daily Target ETF	250
T-Rex 2x Long TSM Daily Target ETF	250
T-Rex 2x Inverse TSM Daily Target ETF	250
T-Rex 2x Long XYZ Daily Target ETF	250
T-Rex 2x Inverse XYZ Daily Target ETF	250
T-Rex 2x Long MSTR Daily Target ETF	250
T-Rex 2x Inverse MSTR Daily Target ETF	250
Brookmont Catastrophic Bond ETF	250
Opportunistic Trader ETF	250
Golden Eagle Dynamic Hypergrowth ETF	250
Brookmont Dividend Growth ETF	250
Applied Finance IVS US SMID ETF	250
T-REX 2X Long ALMU Daily Target ETF	250
T-REX 2X Long AMPX Daily Target ETF	250
T-REX 2X Long AXTI Daily Target ETF	250
T-REX 2X Long BHP Daily Target ETF	250
T-REX 2X Long Discord Daily Target ETF	250
T-REX 2X Long ERO Daily Target ETF	250
T-REX 2X Long FER Daily Target ETF	250
T-REX 2X Long HBM Daily Target ETF	250
T-REX 2X Long HOUS Daily Target ETF	250
T-REX 2X Long NU Daily Target ETF	250
T-REX 2X Long RCT Daily Target ETF	250
T-REX 2X Long RIO Daily Target ETF	250
T-REX 2X Long SATS Daily Target ETF	250
T-REX 2X Long SCCO Daily Target ETF	250
T-REX 2X Long SIL Daily Target ETF	250
T-REX 2X Long TE Daily Target ETF	250
T-REX 2X Long TECK Daily Target ETF	250
T-REX 2X Long ZETA Daily Target ETF	250
Tuttle Capital Heavy Asset Low Obsolescence ETF	250
Tuttle Capital Pure Play Photonics ETF	250
Tuttle Capital Photonics Income Blast ETF	250
Porter & Company Permanent Portfolio Index ETF	250
T-Strive Digital Credit ETF	250